SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 30, 2012

3PEA INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54123	95-4550154
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

1700 W Horizon Ridge Parkway, Suite 102,
Henderson, Nevada 89012
 (Address of principal executive offices) (Zip Code)

(702) 453-2221
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On May 30, 2012, the 3Pea International, Inc. (the “Company”) entered into an Omnibus Settlement and Release Agreement with two creditors, under which the Company agreed to issue 3,335,500 shares of common stock and 3,335,500 Class A Warrants in full settlement and satisfaction of indebtedness to the creditors in the aggregate amount of $1,667,750.  Each Class A Warrant entitles the holder to purchase one share of common stock of the Company at a price of $0.50 per share at any time on or before May 31, 2015.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

As described in Item 1.01 above, on May 30, 2012, the Company issued 3,335,500 shares of common stock and 3,335,500 Class A Warrants in full settlement and satisfaction of $1,667,750 of indebtedness to two creditors.  The shares and warrants were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 promulgated thereunder.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of businesses acquired: Not applicable.

(b)	Pro forma financial information: Not applicable.

(c)	Shell company transactions: Not applicable.

(d)	Exhibits:

Exhibit No.	Description
4	Form of Class AWarrant

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

3PEA INTERNATIONAL, INC.

Date: June 1, 2012	/s/ Mark Newcomer
By: Mark Newcomer, Chief Executive Officer